SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                November 22, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                              Congoleum Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                  01-13612                 02-0398678
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      (State or other              (Commission             (I.R.S. Employer
      jurisdiction of              File Number)           Identification No.)
      Incorporation)


                             3500 Quakerbridge Road
                                  P.O. Box 3127
                           Mercerville, NJ 08619-0127
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                    (Address of principal executive offices)


                                  609-584-3000
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              (Registrant's telephone number, including area code)


                                       N/A
                         -------------------------------
                         (Former name or former address,
                         if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 22, 2004, Congoleum Corporation (the "Company") filed a motion with the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") requesting authorization to enter into a certain Amendment No. 1 to Ratification and Amendment Agreement and Amendment No. 3 to Loan and Security Agreement (the "First Ratification Amendment") which will extend, and amend, certain of the terms of the Company's existing debtor-in-possession financing facility with its lender, Congress Financial Corporation ("Congress").

The First Ratification Amendment will (i) amend the current budget; (ii) extend the term of the existing debtor-in-possession financing facility from December 31, 2004 to June 30, 2005; (iii) place new limitations on capital expenditures; and (iv) provide a new minimum EBITDA covenant. A fee of $150,000 is payable to Congress upon approval of the First Ratification Amendment by the Bankruptcy Court.

The existing debtor-in-possession financing facility provides a one-year revolving credit facility with borrowings up to $30 million. Interest is based on 0.75% above the prime rate. The facility contains certain covenants, including the maintenance of a minimum tangible net worth and restrictions on the incurrence of additional debt. The covenants and conditions under the facility must be met in order for the Company to borrow thereunder. Borrowings under the facility are collateralized by inventory and receivables. The First Ratification Amendment will not affect these terms of the existing financing facility.

The Company anticipates that its debtor-in-possession financing facility will be replaced with a revolving credit facility on substantially similar terms upon confirmation of its plan of reorganization. While the Company expects the existing facility and the proposed facility as amended by the First Ratification Amendment will provide it with sufficient liquidity, there can be no assurances that the Company will continue to be in compliance with the required covenants, that the Company will be able to obtain a similar or sufficient facility upon exit from bankruptcy, or that the Bankruptcy Court will approve the First Ratification Amendment so that the debtor-in-possession facility may be renewed beyond its current expiration date on December 31, 2004.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K constitutes "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These forward-looking statements are based on the Company's expectations, as of the date of this report, of future events, and the Company undertakes no obligation to update any of these forward-looking statements except as required by the federal securities laws. Although the Company believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause or contribute to the Company's actual results differing from its expectations include those factors discussed in the Company's other filings with the Securities and Exchange Commission, including in the section of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors That May Affect Future Results."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 23, 2004                Congoleum Corporation


                                       By:  /s/ Howard N. Feist III
                                            ---------------------------------
                                       Name:    Howard N. Feist III
                                       Title:   Chief Financial Officer